Exhibit 4.2

Execution Version

Supplemental Indenture

with respect to the

Indenture

for SoftBrands, Inc. & Atlantis Merger Sub, Inc.

SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of July 5, 2011, by and among SoftBrands, Inc., a Delaware corporation (“SoftBrands”), Lawson Software, Inc., a Delaware corporation (“Lawson”), the Acquired Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as Trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, each of SoftBrands, Atlantis Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Existing Guarantors (as defined in the Indenture referred to herein) and the Trustee have heretofore executed and delivered an indenture dated as of July 5, 2011 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $560.0 million of 11.5% Senior Notes due 2018 of the Issuers (the “Notes”):

WHEREAS, the Notes are being issued and sold in connection with the merger of Merger Sub with and into Lawson (the “Merger”), whereby, upon consummation of the Merger, Lawson will continue as the surviving corporation;

WHEREAS, upon consummation of the Merger, and simultaneously with the execution of the Indenture, SoftBrands, Lawson, the Acquired Guarantors and the Trustee will have entered into this Supplemental Indenture, under which Lawson and the Acquired Guarantors will have become party to the Indenture;

WHEREAS, pursuant to this Supplemental Indenture, Lawson will succeed to all of the rights and obligations of Merger Sub thereunder, and each of the Acquired Guarantors will unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);

WHEREAS, pursuant to Section 9.1 of the Indenture, SoftBrands, Merger Sub, any of the Existing Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to be Bound. Lawson and each of the Acquired Guarantors hereby agrees as follows:

(a) Each of Lawson and the Acquired Guarantors acknowledge that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below and (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto;

(b) (i) Lawson hereby agrees to perform and assume all obligations and duties required of an Issuer under the Indenture and be treated for all purposes as an Issuer under the Indenture and (ii) each Acquired Guarantor hereby agrees to perform all obligations and duties required of a Guarantor pursuant to the Indenture;

(c) Each of the undersigned hereby represents and warrants to and agrees with the Trustee that it has all the requisite corporate, limited liability company or other power and authority to execute, deliver and perform its obligations under this Supplemental Indenture, that this Supplemental Indenture has been duly authorized, executed and delivered and that the consummation of the transactions contemplated hereby has been duly and validly authorized; and

(d) Lawson will deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

SECTION 2.2. Guarantee. The Acquired Guarantors agree, on a joint and several basis with all the Existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Merger and Consolidation. Each of the Acquired Guarantors shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person (other than the Issuers or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(f) of the Indenture.

SECTION 3.2. Release of Guarantee. This Guarantee shall be released in accordance with Section 10.2 of the Indenture.

SECTION 3.3. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.5. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.6. Benefits Acknowledged. Each of the Acquired Guarantors’ Guarantee is subject to the terms and conditions set forth in the Indenture. Each of the Acquiring Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits. Lawson acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the agreements and waivers made by it pursuant to this Supplemental Indenture are knowingly made in contemplation of such benefits.

SECTION 3.7. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

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SECTION 3.8. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.9. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.10. Execution and Delivery. Each of the Acquired Guarantors agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

SECTION 3.11. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

LAWSON SOFTWARE, INC.

By:	/s/ Kevin Samuelson
Name: Kevin Samuelson
Title: Chief Financial Officer, Vice President and Secretary

LAWSON SOFTWARE AMERICAS, INC. LAWSON HCM, INC., as Guarantors

By:	/s/ Kevin Samuelson
Name: Kevin Samuelson
Title: Chief Financial Officer, Vice President and Secretary

HEALTHVISION SOLUTIONS, LLC LAWSON PLM, LLC LAWSON WFM, LLC, as Guarantors

By:	LAWSON SOFTWARE AMERICAS, INC., its Sole Member

By:	/s/ Kevin Samuelson
Name: Kevin Samuelson
Title: Chief Financial Officer, Vice President and Secretary

HEALTHVISION, LLC, as Guarantor

By:	HEALTHVISION SOLUTIONS, LLC, its Sole Member

By:	/s/ Kevin Samuelson
Name: Kevin Samuelson
Title: Chief Financial Officer, Vice President and Secretary

[Signature Page to Supplemental Indenture]

SOFTBRANDS, INC.

By:	/s/ Kevin Samuelson
Name: Kevin Samuelson
Title: Chief Financial Officer and Vice President

[Signature Page to the Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

[Signature Page to Supplemental Indenture]